REGAL BELOIT CORPORATION

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
FOR SALARY LEVEL 27 & 30 EMPLOYEES

Effective January 1, 2009

I.	PURPOSE

II.	DEFINITIONS

III.	ELIGIBILITY; PARTICIPATION

IV.	BENEFITS

V.	CLAIM FOR BENEFITS PROCEDURE

VI.	ADMINISTRATION

VII.	AMENDMENT AND TERMINATION

VIII.	MISCELLANEOUS

REGAL BELOIT CORPORATION

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
FOR SALARY LEVEL 27 & 30 EMPLOYEES

I.PURPOSE
Regal Beloit Corporation desires to provide existing Salary Level 27 & 30 Employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan with a supplemental retirement income benefit. By providing such benefits, the Company will help Plan Participants meet their long-term retirement goals.
II.    DEFINITIONS
2.01    “Actuarial Equivalent” means a form of benefit differing in time, period, or manner of payment, but having the same value as the form of benefit payment expected to be paid to a Participant over his or her remaining lifetime, commencing on the first day of the month coincident with or next following his or her Normal Retirement Date. An Actuarial Equivalent determined hereunder shall be based on the mortality table, assumed rate of interest, and other factors utilized by the Pension Benefit Guaranty Corporation (PBGC), and in effect at the time a benefit payment amount is determined. PBGC factors to be utilized in determining the value of a benefit will be those factors used by the PBGC to value annuities for a single employer, trusteed plan terminating as of the first day of the month that includes the date in which the Participant attains (or would have attained) his or her Normal Retirement Date.
2.02    “Administrative Committee” and “Committee” mean the Committee appointed pursuant to Article VI to administer the Plan.
2.03    “Affiliate” means each entity that is required to be aggregated with the Company pursuant to Code Section 414(b) or (c); provided that for purposes of determining if a Participant has incurred a Separation from Service, the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” each place it appears therein or in the regulations thereunder.
2.04    “Agreement” means the Regal Beloit Corporation Supplemental Employee Retirement Plan For Salary Level 27 & 30 Employees Agreement between a Participant and the Company, whereby a Participant agrees to the terms and provisions of the Plan, and the Company agrees to pay benefits in accordance with the Plan. An Agreement shall be executed by and between the Company and the Participant when a Participant first becomes eligible to participate in the Plan.
2.05    “Change of Control” means that a “Change in Control of the Company” has been deemed to occur pursuant to a Change in Control Agreement in effect between the Company and its Chief Executive Officer. If the Company is not a party to such a Change in Control Agreement, “Change of Control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provision, or a beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of Company or of disposition by the sale of all or substantially all of the Company’s assets.
2.06    “Code” means the Internal Revenue Code of 1986, as amended.
2.07    “Company” means Regal Beloit Corporation, a Wisconsin Corporation, its successors and assigns, and any Affiliate whose employees are designated as Participants hereunder. References to “Company” in the Plan refer to the Company or, if appropriate, the participating Affiliate of the Company which employs the Participant.
2.08    “Creditable Service” means “Years of Service” as defined herein except that service prior to January 1, 2009, shall not be counted.
2.09    “Disability” means a Participant has been determined to be totally disabled while employed by the Company or its Affiliates, as determined by the Social Security Administration.
2.10    “Early Retirement Date” means the date a Participant attains age fifty-eight (58) and completes fifteen (15) Years of Service.
2.11     “ERISA Funded” means that the Plan is prevented from meeting the “unfunded” criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA).
2.12    “Final Average Compensation” means the average result produced by dividing the total Salary of a Participant during the sixty (60) consecutive month period immediately preceding the earlier of his or her Termination of Service with the Company or Separation from Service, by the lesser of:
(a)    sixty (60), or
(b)    the actual number of months of the Participant’s service with the Company.
2.13    “Normal Retirement Date” means the date a Participant attains age sixty-five (65).
2.14    “Participant” means an employee of the Company who is designated to be eligible pursuant to Section 3.01 hereof and who signs and delivers an Agreement to the Company.
2.15    “Plan” means the Regal Beloit Corporation Supplemental Retirement Plan For Salary Level 27& 30 Employees, as amended from time to time.
2.16    “Plan Year” means the Company’s fiscal year, which, unless and until changed, is January 1 to December 31.
2.17    “Retirement Benefit Percentage” means for each Participant the percentage set forth opposite Participant’s name on Appendix A hereto.
2.18    “Salary” for purposes of the Plan shall be the total of the Participant’s yearly base salary paid by the Company during a Plan Year, and considered “wages” for FICA and federal income tax withholding. No other items of compensation shall be treated as Salary hereunder. A Participant’s Salary shall be determined prior to reduction for deferrals or contributions under any qualified plan described in Code Section 401(a), any cafeteria plan (as described in Code Section 125) or any unfunded, nonqualified plan maintained by the Company or its Affiliates.
2.19    “Separation from Service” means a Participant’s termination of employment from the Company and all Affiliates within the meaning of Code Section 409A, including the following rules:
(a)    If a Participant takes a leave of absence from the Company or an Affiliate for purposes of military leave, sick leave or other bona fide leave of absence, the Participant’s employment will be deemed to continue for the first six (6) months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract; provided that if the leave of absence is due to the Participant’s medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of six months or more, and such impairment causes the Participant to be unable to perform the duties of his position with the Company or an Affiliate or a substantially similar position of employment, then the leave period may be extended for up to a total of 29 months.
(b)    A Participant shall be presumed to incur a Separation from Service when the level of bona fide services provided by the Participant to the Company and its Affiliates permanently decreases to a level of twenty percent (20%) or less of the level of services rendered by such individual, on average, during the immediately preceding 36 months.
(c)    A Participant shall be presumed to not incur a Separation from Service when the level of bona fide services provided by the Participant to the Company and its Affiliates continues at a rate that is at least fifty percent (50%) of the level of services rendered by such individual, on average, during the immediately preceding 36 months.
2.20    “Surviving Spouse” means the spouse of a Participant on the date immediately prior to the Participant’s death, who is entitled to receive payments under Section 4.04 hereof, and who survives the Participant to receive any Surviving Spouse’s benefit payable under the Plan. For purposes of the Plan, a “Spouse” is a Participant’s husband or wife under a legal union recognized by applicable state or federal law.
2.21    “Tax Funded” means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes before actual receipt of Plan benefits by the Participant as a result of the failure of the Plan to comply with Code Section 409A with respect to the Participant.
2.22    “Termination for Cause” means a termination of service of the Participant resulting from the Participant’s fraud, misappropriation, embezzlement, or theft of Company property, conviction of a felony, or violation of restrictive covenants contained in any employment agreement between him and the Company, or a willful and repeated violation of published standards of conduct of the Company, the determination of which shall be made solely by the Company.
2.23    “Termination of Service” means the cessation of Participant’s employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or disability.
2.24    “Trust” means any irrevocable grantor trust or trusts established by the Company with an independent trustee for the benefit of persons entitled to receive payments hereunder.
2.25    “Years of Service” means years (and fractional months thereof, rounded to the next highest twelfth) of service credited to a Participant based on the period beginning with the Participant’s employment commencement date, as specified in the Participant’s Agreement, and ending on the date the Participant incurs a Termination of Service. Nonsuccessive periods of service of less than whole year periods of service shall be aggregated, with 12 months of service or 365 days of service equaling a whole year of service. In its sole discretion, the Committee may award additional Years of Service to a Participant at any time prior to his or her Termination of Service as specified in the Participant’s Agreement. Solely for purposes of this Section 2.25, employment with General Electric Company and its affiliates shall be treated as if it were Employees employed by Regal Beloit Electric Motors by reason of the acquisition of the General Electric Co. Commercial AC motors business and the General Electric Co. HVAC motors business shall be credited with their service with such General Electric businesses hereunder.
III.    ELIGIBILITY; PARTICIPATION
3.01    Eligibility. Participation in the Plan shall be limited to those employees of the Company who are Salary Level 27 & 30 and who are listed on Exhibit A hereto as of December 31, 2008. Each such employee shall become a Participant in the Plan effective January 1, 2009. Except as otherwise provided in Sections 3.02 and 3.03, once an employee becomes a Participant in the Plan, he or she shall remain a Participant until his or her Separation from Service, and thereafter until all benefit payments, if any, to the Participant (or his or her Surviving Spouse) have been made. No other individual shall be eligible to participate in the Plan.
3.02    Continuing Eligibility. If for any reason, a Participant’s Salary has been reduced, or if he or she has had a material reduction in job responsibility, job description, or job duties, his or her participation in the Plan may be terminated as determined in the sole discretion of the Committee. In the event of such termination, a Participant shall be deemed to have incurred a Termination of Service. Unless such termination occurs on or after the date the Participant has become vested under Section 4.05, no benefit shall be payable to or on behalf of the Participant under the Plan upon the Participant’s actual Termination of Service or Disability.
3.03    Reemployment. Any Participant who incurs a Termination of Service shall not be eligible to participate in the Plan on reemployment.
IV.    BENEFITS
4.01    Retirement Benefit. A Participant who becomes vested under Section 4.05 below shall be eligible for a retirement benefit, payable in monthly installments as provided in Sections 4.02 and 4.03. The monthly benefit payable shall equal the Participant’s Retirement Benefit Percentage multiplied by the Participant’s Final Average Compensation multiplied by his or her Creditable Service (up to a maximum of 30 years of Creditable Service) determined as of the Participant’s Termination of Service.
4.02    Commencement of Retirement Benefit. If a Participant is entitled to a retirement benefit, payment of his or her retirement benefit shall commence as provided below:
(a)    If a Participant is Disabled, payments shall commence as soon as practicable (but not more than ninety (90) days) after the determination of Disability is made.
(b)    If a Participant incurs a Separation of Service on or after his or her Early Retirement Date or Normal Retirement, or within six months prior to what would have been his or her Early Retirement Date or Normal Retirement Date (if he or she had remained in employment), then payments shall commence on the first day of the seventh (7th) month immediately following his or her Separation from Service.
(c)    In all other cases, payments shall commence on the first day of the month coinciding with or next succeeding such Participant’s Normal Retirement Date.
4.03    Form of Benefit Payment. An aggregate number of no more than one hundred and eighty (180) monthly benefit payments shall be payable under the Plan. In the case of payments which begin on the first day of the seventh (7th) month immediately following a Participant’s Separation from Service under Section 4.02(b), the first six months of benefit payments shall be accumulated and paid in a lump sum on the first day of the seventh (7th) month following the Participant’s Separation from Service. Thereafter, and in the case of payments which begin following a Participant’s Disability under Section 4.02(a) or on the first day of the month coinciding with or next succeeding a Participant’s 65th birthday under Section 4.02(c), monthly benefits shall continue on the first day of each month, until the first of the following dates:
(a)    the last payment date immediately preceding the death of the Participant who dies without a Surviving Spouse;
(b)    the last payment date immediately preceding the death of the Surviving Spouse of the Participant; or
(c)    the date the one hundred and eightieth (180th) payment has been made to the Participant and/or his or her Surviving Spouse.
4.04    Surviving Spouse Benefit. If a Participant dies after becoming vested in his or her benefit hereunder, then:
(a)    Death Prior to Benefit Commencement. If the Participant dies prior to the commencement of benefits hereunder, the Company shall pay the Surviving Spouse a monthly benefit as described herein. If the Participant dies prior to his or her Early or Normal Retirement Date, the monthly amount of the Surviving Spouse’s benefit shall equal fifty percent (50%) of the Actuarial Equivalent of the Participant’s retirement benefit. If the Participant dies after his or her Early or Normal Retirement Date, the monthly amount of the Surviving Spouse’s benefit shall equal fifty percent (50%) of the Participant’s retirement benefit. Payment of the Surviving Spouse benefit shall commence on the first day of the month immediately following the date of the Participant’s death, and shall be payable until the one hundred and eightieth (180th) monthly installment has been paid, or until the last payment immediately preceding the Surviving Spouse’s date of death, whichever occurs first.
(b)    Death After Benefit Commencement. If the Participant dies after commencement of benefits hereunder, the Company shall pay the Surviving Spouse a monthly benefit equal to fifty percent (50%) of the monthly amount that was being paid to the Participant. Payment of the Surviving Spouse benefit shall commence on the first day of the month immediately following the date of the Participant’s death, and shall be payable until the one hundred and eightieth (180th) monthly installment has been paid (in the aggregate including installments paid prior to the Participant’s death), or until the last payment immediately preceding the Surviving Spouse’s date of death, whichever occurs first.
(c)    Death of Participant Without Surviving Spouse. No benefits shall be paid upon the death of a Participant who has no Surviving Spouse.
4.05    Vesting. Subject to Sections 3.02 and 4.06, a Participant shall be one hundred percent (100%) vested in his or her retirement benefit upon the earliest to occur of his or her:
(a)    completion of seven (7) Years of Service;
(b)    Early Retirement Date;
(c)    Normal Retirement Date;
(d)    Disability; and
(e)    death while employed by the Company or an Affiliate.
4.06    Termination for Cause. If a Participant’s Termination of Service occurs as a result of a Termination for Cause, no benefit shall be payable under the Plan. Upon Termination for Cause, the provisions of Section 4.05 shall not apply, and the Participant shall immediately cease to be eligible for any benefit otherwise payable under Section 4.01 of the Plan.
4.07    Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government. If prior to the date of distribution of any amount hereunder, the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2), where applicable, becomes due, then the Administrative Committee may authorize a payment from the Participant’s accrued benefit equal to the amount needed to pay the Participant’s portion of such tax, as well as withholding taxes resulting therefrom (including the additional taxes attributable to the pyramiding of such distributions and taxes), and the amount of the monthly retirement benefit described in Section 4.01 shall be reduced accordingly.
4.08    Facility of Payment. Any benefit payable hereunder to any person under a legal disability, or to any person who, in the judgment of the Administrative Committee, is unable to properly administer his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in a manner which the Committee may select.
V.    CLAIM FOR BENEFITS PROCEDURE
5.01    Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee no later than 90 days following the date the payment that is in dispute should have been made. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:
(a)    the specific reason or reasons for the denial of the claim;
(b)    a reference to the relevant Plan provisions upon which the denial is based;
(c)    a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and
(d)    an explanation of the Plan’s claim review procedure, including the claimant’s right to bring a suit for benefits under ERISA Section 502 if the claimant’s appeal is denied.
5.02    Request for Review of a Denial of a Claim for Benefits. Upon receipt by the claimant of written notice of denial of the claim, the claimant may within sixty (60) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee; provided that to avoid penalties under Code Section 409A, the claimant’s appeal must be filed no later than 180 days after the latest date the payment that is in dispute could have been timely paid pursuant to Code Section 409A. In connection with the claimant’s appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing.
5.03    Decision Upon Review of Denial of Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:
(a)    include specific reasons for the decision;
(b)    be written in a manner calculated to be understood by the claimant;
(c)    contain specific references to the relevant Plan provisions upon which the decision is based; and
(d)    contain notification to the claimant of his or her right to bring suit for benefits under ERISA Section 502.
The decision of the Committee shall be final and binding in all respects on both the Company and the claimant. Legal action against the Plan may not be commenced more than 180 days after the Committee notifies the claimant of the determination upon review, or if the Committee fails to timely notify the claimant pursuant to the provisions of the Plan, 180 days after the latest date the Committee could have timely notified the claimant.
VI.    ADMINISTRATION
6.01    Plan Administrative Committee. The Plan shall be administered by the Retirement Committee of the Company, which shall be the Administrative Committee of the Plan. The Administrative Committee may assign duties to an officer or other employees of the Company, and delegate such duties as it sees fit. No member of the Committee shall vote or act on matters relating solely to himself or herself, or his or her Plan benefits.
6.02    General Rights, Powers and Duties of Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan in its discretion. In addition to any powers, rights, and duties set forth elsewhere in the Plan, it shall have the following discretionary powers and duties to:
(a)    adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;
(b)    administer the Plan in accordance with its terms and any rules and regulations it establishes;
(c)    maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law;
(d)    construe and interpret the Plan, and to resolve all questions arising under the Plan;
(e)    direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;
(f)    employ or retain agents, attorneys, actuaries, accountants or other persons who may also be employed by or represent the Company; and
(g)    be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.
6.03    Information to be Furnished to Administrative Committee. The records of the Company shall be determinative of each Participant’s period of employment, Termination of Service and the reason therefor, disability, leave of absence, Years of Service, Creditable Service, personal data, and Final Average Compensation. Participants and their Surviving Spouse shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.
6.04    Responsibility. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. Further, the Company shall hold harmless and defend and indemnify any individual in the employment of the Company and any Director of the Company against any claim, action, or liability asserted against him in connection with any action or failure to act regarding the Plan, except as and to the extent such liability may be based upon the individual’s own willful misconduct or fraud. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage. This indemnification provided hereunder shall continue as to a person who has ceased serving on the Committee or as an officer, employee, or director of the Company, and such person’s rights shall inure to the benefit of his or her heirs and representatives.
VII.    AMENDMENT AND TERMINATION
7.01    Amendment. The Plan may be amended in whole or in part by the Committee at any time. Notice of any material amendment shall be given in writing to each Participant and each Surviving Spouse of a deceased Participant. No amendment shall retroactively decrease a Participant’s vested accrued benefit determined as of the amendment date pursuant to Section 4.05.
7.02    Company’s Right to Terminate. The Company reserves the sole right to terminate the Plan at any time by action of any Company officer or the Committee. Termination of the Plan shall not decrease a Participant’s vested benefit determined as of the termination date pursuant to Section 4.05. Upon termination of the Plan, the Company may provide that the single sum Actuarial Equivalent present value of the Participants’ vested accrued benefits, determined as of the termination date, be paid in a single lump sum to the extent permitted by and in accordance with Code Section 409A.
7.03    Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if the Plan is held to be ERISA Funded or Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. The Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury, Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so terminate the Plan could subject the Company or the Participants to material penalties or the inclusion of Plan benefits in taxable income prior to actual receipt of Plan benefits. Upon any such termination, the Company may:
(a)    transfer the rights and obligations of the Participants and the Company to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is similar in all other respect to this Plan, if the Company determines that it is possible to establish such a Plan;
(b)    if the Company, in its sole discretion, determines that it is not possible to establish the Plan in (a) above, the Company shall pay to each Participant a lump sum benefit equal to the Economic Equivalent of his or her vested benefit determined pursuant to Section 4.06 if and to the extent such a lump sum payment is permitted by Code Section 409A; or
(c)    pay a lump sum benefit equal to the Actuarial Equivalent of a Participant’s vested benefit determined pursuant to Section 4.05 to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits as a result of the Plan’s failure to comply with Code Section 409A with respect to such Participant. The Actuarial Equivalent of any remaining vested accrued benefit shall remain as an obligation of the Company, to be paid to the Participant as provided in the Plan.
VIII.    MISCELLANEOUS
8.01    Separation of Plan; No Implied Rights. The Plan shall not operate to increase any benefit payable to or on behalf of a Participant (or his or her Surviving Spouse) from any other plan maintained by the Company. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Surviving Spouse, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in the Plan, the Company shall not be required or be liable to make any payment under the Plan.
8.02    No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the Trust. The Participant shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.
8.03    No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation or other remuneration payable to the Participant.
8.04    Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant or the Surviving Spouse or both are indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Surviving Spouse or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.
8.05    Protective Provisions. In order to facilitate the payment of benefits hereunder, each employee designated as eligible under the Plan shall cooperate with the Company by furnishing any and all information requested by the Company, and taking such other actions as may be requested by the Company. If the employee refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan. In such event, no benefit shall be payable to the Participant or his or her Surviving Spouse.
8.06    Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferrable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferrable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.
8.07    Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the last known address of the Participant if to the Participant, or, if given to the Company, to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.
8.08    Governing Laws. The Plan shall be construed and administered according to the laws of the State of Wisconsin, without reference to conflict of law principles thereof. The Plan is intended to be a deferred compensation plan that complies with Code Section 409A, and the Plan shall be construed and interpreted in a manner that will cause any payment hereunder that is not exempt from Code Section 409A to meet the requirements thereof such that no additional tax will be due under Code Section 409A on such payment.
8.09    Trust. (%3) The Company shall establish a Trust or Trusts or may utilize an existing Trust(s) with (an) independent trustee(s), and shall comply with the terms of the Trust(s). The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) (“Trust Property”) determined by Regal Beloit Corporation, in its sole discretion, as it deems necessary or appropriate. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust(s). To the extent that Trust Property shall be used to pay the Company’s obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust(s). Trust Property will nevertheless be subject to claims of the Company’s creditors in the event of bankruptcy or insolvency, and the Participant’s rights under the Plan and Trust(s) shall at all times be subject to the provisions of Section 8.02.
(a)    Upon a Change of Control, Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each vested Plan Participant or their Surviving Spouses, the vested benefits to which Plan Participants or their Surviving Spouses would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred; provided such contribution is not prohibited by Code Section 409A(b)(2) or (3). A Participant’s or Surviving Spouse’s vested benefit shall be determined pursuant to Section 4.05.
IN WITNESS WHEREOF, the undersigned has executed this Plan, for and on behalf of the Company, this ____ day of December, 2008.
REGAL BELOIT CORPORATION

By:

Its: